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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 5 to the registration statement on Form S-11 (File No. 33-99994) of our reports dated March 24, 1997, on our audits of the consolidated financial statements and financial statement schedule of Corporate Property Associates 12 Incorporated and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts."

                                          /s/ Coopers & Lybrand LLP

New York, New York
August 20, 1997